EXHIBIT 10.1

WAIVER
This Waiver (the “Waiver”), dated as of April 15, 2016, is hereby executed by Dominion Capital LLC (“Dominion”) and JRjr33, Inc. (formerly known as CVSL Inc. (“CVSL” and together with JRjr33, Inc., the “Company”)).
WHEREAS, CVSL issued that certain 9.75% Senior Secured Convertible Note (the “Note”) in the aggregate original principal amount of $4,000,000 to Dominion (or its registered assigns) on November 20, 2016. Unless otherwise defined herein, each capitalized term defined herein shall have the meaning set forth in the Note.
WHEREAS, pursuant to Section 4(b) of the Note, the Company hereby notifies Dominion, which the Company understands to be the sole Holder of the Note, that the Company has failed to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Annual Report”) with the Securities and Exchange Commission the (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended.
WHEREAS, Section 17 of the Note provides, with limited exception, that the prior written consent of the Company and Holders of Notes representing at least sixty-five (65%) of the aggregate principal amount of the Notes then outstanding shall be required for any change, waiver or amendment to the Note, and that any change, waiver or amendment so approved shall be binding upon all existing and future holders of the Note.
NOW, THEREFORE, the Company and Dominion (as the sole Holder of the Note) acknowledge and agree as follows:

1.
Dominion hereby irrevocably waives any rights it may have as a Holder to deem the Company’s failure to timely file with the SEC the Annual Report as an Event of Default under the Note, or to require any further notice to it under the Note in respect of same, such waiver to be effective until April 25, 2016 unless extended pursuant to Section 2 below (the “Waiver Period”).

2.
In consideration of the payment to the Company by Dominion of $1.00, receipt of which is hereby acknowledged, Dominion further irrevocably agrees to extend the Waiver Period (if necessary) beyond April 25, 2016 for successive periods, each consisting of ten (10) Business Days), until the date the Annual Report is filed with the SEC, provided that the Company issues to Dominion 50,000 shares of the Company’s Common Stock for each extension period required beyond April 25, 2016 (without regard to whether the Company requires the full ten (10) Business Day period for any given extension).

Upon the filing of the Annual Report with the SEC during the Waiver Period (as it may be extended), the related Event of Default shall be cured as of the original SEC filing due date of the Annual Report.

3.
The Company represents and warrants to Dominion that it has no disagreements with its auditors and expects and intends to complete the filing of the Annual Report at the earliest possible date, which the Company fully expects to be well in advance of any grace period allowed by the NYSE MKT LLC (the “NYSE”).

4.	Dominion acknowledges that all of the Company’s undertakings hereunder to issue any shares of its Common Stock to it are wholly subject to, and conditioned on attaining, NYSE approval.
[Signature page follows]

IN WITNESS WHEREOF, Dominion and the Company have executed this Waiver as of the date first written above.

DOMINION CAPITAL LLC By: /s/ Mikhail Gurevich Name: Mikhail Gurevich Title: Managing Members

JRJR33, INC.
By: /s/ John Rochon______
Name: John Rochon_______
Title:     Chairman & CEO____

Date: April 15, 2016______